Exhibit 10.18

LEASE AMENDMENT

This Lease Amendment (the “Amendment”) is effective as of the 8th day of May, 2020 (“Effective Date”) and is made by and between 100 Enterprise Drive, LLC, a Maryland limited liability company (the “Landlord”) and MaryMed, LLC, a Maryland limited liability company (“Tenant”).

RECITALS:

A.	Landlord and Tenant entered into a Lease Agreement dated August 1, 2017 (the “Lease”) pursuant to which Tenant agreed to lease from Landlord space located at 100 Enterprise Drive, Hurlock, MD.

B.	Due to the COVED-19 pandemic, Landlord and Tenant desire to amend the Lease to provide rent relief for a period of three (3) months.

NOW THEREFORE, in consideration of mutual agreements contained herein, Lessor and Lessee hereby agree that the Lease shall be and hereby is amended as follows:

1.            Definitions: Any term or phrase with an initial capitalized letter shall have the meaning given it by this Amendment, or if not so defined, shall have the meaning given it by the Lease.

2.            Rent: The Lease shall be amended to reflect that Tenant’s Base Rent shall be reduced by fifty percent (50%) to an amount of ten thousand five hundred six dollars and twenty five cents ($10,506.25) per month from June 1, 2020 through August 1, 2020 (the “Abatement Period”). The total amount of rent relief during the Abatement Period shall not exceed thirty one thousand five hundred eighteen dollars and seventy five cents ($31,518.75) (the “Abatement Total”). The Abatement Total shall be repaid as additional rent of two thousand six hundred twenty six dollars and fifty six cents ($2,626.56) commencing on September 1, 2020 until the Abatement Total is repaid in full. All other payments due from Tenant to Landlord during the Abatement Period shall remain due and payable without reduction.

3.            Effect: Except as specifically amended by this Amendment, the terms of the Lease shall remain in full force and effect and are hereby ratified by the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date first above written.

[signatures on following page]

LANDLORD	100 ENTERPRISE DRIVE, LLC

By:	/s/
Name:
Its:	Authorized Member

TENANT	MARYMED, LLC

By:	/s/ Kyle Kingsley
Name:	Kyle Kingsley
Its:	CEO